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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-85203; 333-30084, 333-42304 and 333-51972) and the related resale prospectuses prepared in accordance with Form S-3 for SoundView Technology Group, Inc. of our report dated January 27, 2003, with respect to the consolidated financial statements and schedules of SoundView Technology Group, Inc. and subsidiaries at and for the year ended December 31, 2002 included in this Annual Report (Form 10-K).

/s/ Ernst & Young LLP

New York, New York

March 21, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS